UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 22, 2009

Teton Energy Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31679	84-1482290
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 17th Street - Suite 1600 North, Denver, Colorado		80202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-565-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2009, Teton Energy Corporation ("Teton" or the "Company"), and its wholly owned subsidiary, Teton Piceance LLC, signed a Purchase and Sale Agreement, (the "PSA") for the sale of its 12.5 percent non-operated working interest position in the Piceance Basin in western Colorado to Puckett Land Company ("Puckett") for $10.3 million before closing adjustments. Closing is expected to occur on or before May 22, 2009 with an effective date of January 1, 2009.

Prior to entering into the PSA, there was no material relationship between the Company or its affiliates and Puckett, other than in respect to this transaction or the PSA.

The Agreement contains the standard representations and warranties for a transaction of this type. It also contains standard provisions allocating expenses and liabilities pre and post the effective date of January 1, 2009.

The Company announced the signing of the PSA by press release on April 23, 2009, a copy of which is attached hereto as Exhibit 99.1.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the definitive transaction document, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

No. Description
10.1 Purchase and Sale Agreement between Teton Energy Corporation and Teton Piceance LLC and Puckett Land Company, dated April 22, 2009.

99.1 Press Release of Teton Energy Corporation dated April 23, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teton Energy Corporation

April 28, 2009	By:	/s/ Lonnie R. Brock

Name: Lonnie R. Brock
Title: Executive Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Purchase and Sale Agreement between Teton Energy Corporation and Teton Piceance LLC and Puckett Land Company, dated April 22, 2009.
99.1	Press Release dated April 23, 2009.